EXHIBIT 99.1

GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C2 $961MM NEW ISSUE CMBS Lead-Mgrs: Banc of America Securities LLC / Deutsche Bank Securities Co-Managers:
Citigroup/JPMorgan/Merrill Lynch & Co. ($30mm A4 retention each) Rating
Agencies: Fitch, Moodys, DBRS


Public Bonds
         Approx
         Size         Rating        Credit          Principal
Class    (Face)     (F/M/DBRS)      Support    WAL  Win (mo)  Launch  Status
A-1     80,276,000  AAA/Aaa/AAA     15.500%   2.990  1-57     s+25
A-2    125,753,000  AAA/Aaa/AAA     15.500%   5.680  57-83    s+25-26
A-3     73,388,000  AAA/Aaa/AAA     15.500%   7.990  83-113   s+30
A-4    574,549,000  AAA/Aaa/AAA     15.500%   9.730  113-119  s+31
B       41,293,000   AA/Aa2/AA      12.500%   9.880  119-119  s+38    Subject
C       17,205,000  AA-/Aa3/AA(low) 11.250%   9.880  119-119  s+42    Subject
D       25,807,000    A/A2/A         9.375%   9.880  119-119  s+46    Subject
E       15,485,000  A-/A3/A(low)     8.250%   9.880  119-119  s+53    Subject

Collateral:          119 Loans / 290 Properties

-Loan Sellers:       General Electric Capital Corporation, Bank of
                     America,N.A., German American Capital Corporation

-Property Types:     Ret 34.8%,Multi 21.7%, Off 17.7%, MH 8.1%, Mixed 7.6%,
                     SS 5.8%, Indus 3.2%, Hotel 0.4%

-Geographic:         CA:18.6% (No. CA:10.3%, So. CA:8.3%), TX:13.7%, VA:13%,
                     NY:10.2%, NJ:9.0%, FL:5.9%, NC:5.1%, No Others >5%

-DSCR/LTV            1.50x / 69.2%

-Inves. Grade Loans: Four loans for 16.5% of UPB

-Top 10 Loans:       35.8% of the pool, DSCR: 1.66x, LTV: 65.5%

                                              Shadow
-Top 3 Trust Assets         DSCR     LTV      Ratings        %UPB
                                             (M/F/DBRS/S)
  Tysons Corner Cntr.       1.88x    52.3%  Aa3/AA/AAA/AAA   6.9%
  Pacific Place             2.26x    46.8%   Baa2/A/A/-      6.2%
  The Prince Building       1.27x    76.9%       ---         5.3%

Expected Timing
Pricing          - 4/07
Settlement       - Apprx 4/22

Loan/Property Removals
86 - San Rafael Self Storage - $4,096,812.92 92 - Joshua Village - $3,846,542.03
15.95 - AFR's North Biscayne - $39,146.87

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action based upon it. The information herein is believed to be reliable but it should not be relied upon as such and is subject to change without notice. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities or in related derivatives and may have an investment banking or banking relationship with the issuer. Information herein will be superseded by information in the final prospectus. You may obtain a copy of the Prospectus and Prospectus Supplement from Scott Waynebern/Dan Rikkers (212.250.5149) or David Gertner/Manish Parwani (704.388.3621 and 704.387.5113). Such securities may not be suitable for all investors.

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action based upon it. The information herein is believed reliable but it should not be relied upon as such and is subject to change without notice. BAS and its affiliates may acquire, hold or sell positions in the securities or instruments
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